EXHIBIT 10.48

ASHLAND SEVERANCE PAY PLAN

ASHLAND SEVERANCE PAY PLAN
Omnibus Plan Wrap

The three components of the Ashland Severance Pay Plan, as completely amended and restated effective August 1, 2016, consist of:

1)	Ashland Severance Pay Plan (bands 22, 23, 24 and band UNG);

2)	Ashland Severance Pay Plan (base salary grades 21 and below); and

3)	Ashland Salary Continuation Plan.

ASHLAND SEVERANCE PAY PLAN
(bands 22, 23, 24 and band UNG) TABLE OF CONTENTS
INTRODUCTION1
PLAN INFORMATION    1
Eligibility1
Exclusions from Eligibility    1
Conditions of Severance Payments    1
Amount of Benefits    2
Continuous Service    2
Base Rate of Pay    3
Method of Payment    3
Payment to Specified Employees    4
Duplication of Payments    4
Terminations Not Covered    5
Deferred Terminations    5
CLAIM PROCEDURES    5
How to Apply for Benefits    5
Notice of Claim Denial/Right of Appeal    5
Initial Claim - Notice of Denial    5
Appeal of Denied Claim    6
GENERAL INFORMATION    7
Plan Sponsor/Administrator    7
Plan Identification    7
Plan Year    7
Legal Service    7
Method of Funding    7
Your Rights    7
Plan Interpretations/Administration    8
Plan Documents    8
Non-Assignments of Benefits    8
Plan Amendment/Termination    9
Authority to Delegate    9
Elections and Notices    9
Applicable Law    9

INTRODUCTION

This booklet describes the Ashland Severance Pay Plan as applied to employees of the company in bands 22 to 24 and band UNG. The plan may provide compensation to you if your active employment is terminated under certain circumstances. This booklet describes the plan as in effect on August 1, 2016.

If you have questions about the plan, please contact your local Human Resource Representative.

No provision of the plan: (1) gives any employee the right to continued employment; (2) affects the company's right to terminate or discharge an employee at any time; (3) gives the company the right to require any employee to remain employed; or (4) affects any employee's right to terminate employment.

References to “Ashland” or the “company” refer to Ashland Inc., its subsidiaries and its divisions. References to the “plan sponsor” or “plan administrator” refer to Ashland Inc.

PLAN INFORMATION

Eligibility
You are eligible to participate in this plan if you meet all of the following:

•	You are a regular, full-time employee of the company; and

•	You are working in a group designated by the plan sponsor as eligible for this plan.

Your eligibility is based on your status on the date of your termination from active employment. A termination from active employment occurs when you stop performing active service for the company. You are considered to have terminated from active employment on the date when it is reasonably anticipated that your services to the company will permanently decrease to 20% or less of the average amount of services you performed for the company during the immediately preceding 36 month period (or your total employment if less than 36 months).

Exclusions from Eligibility
You are not eligible to participate in the plan if:

•	You are covered by a collective bargaining agreement, unless the collective bargaining agreement provides you are eligible for the plan.

•	You have an agreement with the company that provides severance payments for one or more of the conditions for severance payments described in this plan.

•
You are in a classification of one or more employees designated in advance by the plan sponsor as exempted from participating in the plan or, you are employed in a division or subsidiary of the company that opted out of participating in the plan.

•	You are employed by a non-U.S. subsidiary of the company.

•	You reside and work outside of the United States and you are subject to a statutory severance or similar obligation required under the law of the foreign jurisdiction in which you work.

Conditions of Severance Payments
You may be considered for severance benefits under the plan if the plan administrator determines that your termination occurs as a direct result of:

1.	the permanent closing of a location or plant;

2.	job discontinuance; or

3.
any circumstances in which your active employment is terminated at the company's initiative for reasons not excluded under the plan and the company, in conjunction with the plan sponsor, elects to provide benefits for such circumstances.

(See the Terminations Not Covered section for limitations).

However, for benefits to become payable, you must satisfy the following additional conditions:

1.	If you are given advance notice, you must continue to work until you are officially released by the company; and

2.
You must sign and execute a Severance Agreement and General Release prepared by appropriate company legal counsel, and the Severance Agreement and General Release must become effective and irrevocable in accordance with its terms within 55 days after your termination of active employment.

The Severance Agreement and General Release will provide that you agree not to participate in litigation or other legal action against the company with respect to your termination. It may also provide that you agree not to compete in a business against the company for a stated period of time. It may provide that you must keep the terms of the Severance Agreement and General Release confidential. It may also provide that your severance payments under the plan will be reduced by any amounts you owe to the company. The Severance Agreement and General Release may encompass other matters in addition to addressing the benefits payable under this plan. Additionally, the Severance Agreement and General Release may be changed for each termination covered by this plan.

Your Human Resources representative will coordinate the preparation and execution of the Severance Agreement and General Release and provide you with a copy for your file. You will be responsible for obtaining your own legal advice.

Amount of Benefits
If you satisfy the conditions for benefit payments, you will receive the benefit identified in the following table:

Position/Band	Severance Benefit
Chief Executive Officer	104 weeks of base salary
Band UNG	78 weeks of base salary
Bands 22-24	52 weeks of base salary

(See the Duplication of Payments and Deferred Terminations sections for limitations.)

Continuous Service
Continuous Service is your period of employment, generally beginning with the latest of:

•	your hire date;

•	your rehire date; or

•	your adjusted service date

An earlier adjusted service date may be used to measure your Continuous Service if you became employed with the company as part of the purchase of a business or if you are rehired. (See the Method of Payment section for the significance of calculating your Continuous Service.)

Your service with the purchased business only counts towards your Continuous Service under two circumstances. The first is if the agreement that the company signed when the business was purchased provides that such service counts for this purpose. The second is if the company determined that such service would count for this purpose in the absence of any provision in the agreement that the company signed when the business was purchased.

If you were rehired by the company, your prior employment with the company may count as Continuous Service under the plan if your rehire date is within 52 weeks of your prior termination date. In order for your prior employment to count as Continuous Service you must have an adjusted service date connected to your prior employment and you must not have received any severance or similar payment from the company for such prior period(s) of employment.

Base Rate of Pay
Severance payments are computed using your weekly base rate of pay at the time of termination.

Your weekly base rate of pay is determined by taking your annual base salary as of the date of your termination, and dividing it by 52 weeks. It will also include any lump sum payments made in lieu of a percentage merit salary increase during the 12-month period immediately preceding the termination of your employment.

Base rate of pay does not include special pay such as severance pay, discretionary or non-discretionary bonus payments, income received under the Ashland Inc. Incentive Plan or any other executive compensation plan or program, special allowances, or any other forms of compensation you receive from the company. The company determines those items constituting your base rate of pay..

Method of Payment
Payments of severance may be made in a lump sum at the time of termination or in installments over a period equal to the number of weeks of pay represented by your severance benefit (referred to as payroll continuation). Generally, your severance benefit will be paid or commence on the first payroll date that occurs after your Severance Agreement and Release has become effective and irrevocable in accordance with its terms. If, however, (i) you are eligible for payroll continuation, (ii) a portion of your benefits exceeds the threshold amount set forth below in the Payments to Specified Employees section, and (iii) the 55-day period after your termination spans two calendar years, the first payment shall commence on the first payroll date that occurs in the second calendar year and after the Severance Agreement and General Release has become effective and irrevocable in accordance with its terms (and such first installment shall include all installment payments that would otherwise have been paid prior to such date if this provision did not apply), except as otherwise provided in the Payments to Specified Employees section. Payments to specified employees are subject to special limits and certain severance payments to specified employees may be delayed as described in the Payments to Specified Employees section.

The payment cannot be contingent upon the employee retiring and the amount of the payment cannot exceed twice your annual compensation during the preceding year. For this purpose, “annual compensation” means the total amount that was paid or would have been paid to you if you had been employed with the company during all of the preceding calendar year.

If you are not retirement eligible, your plan benefit is paid in a lump sum. If you are retirement eligible, your plan benefit is paid as payroll continuation in bi-weekly increments, which will be treated as separate payments under Section 409A of the Internal Revenue Code. You are “retirement eligible” if you would be eligible to commence benefits under any qualified pension plan maintained by the company or its affiliates that applies to you, or under any medical benefit plan offered to retirees of the company, either (i) upon termination of your active employment, or (ii) immediately following the last day of your payroll continuation period.

If your benefit is paid in a lump sum, you will be eligible to elect COBRA continuation of coverage for three months at active employee rates under the company medical and dental plans. You must be eligible to elect COBRA under the medical and dental plans to be eligible for the three months of premiums at active employee rates. The summary plan descriptions for the medical and dental plans explain COBRA continuation of coverage.

Severance payments under the plan are subject to all applicable federal and state tax withholding, including FICA, and any other requirements of law. Payroll continuation payments are also subject to the applicable benefit plan contributions as elected by the eligible employee (subject to certain limitations and exclusions). The plan sponsor determines the terms and conditions that apply to any benefits that are made available during payroll continuation.

If your benefit is paid by payroll continuation, you are typically allowed to continue to participate in your medical, dental, vision, group life and other welfare plan coverage as identified by the plan sponsor. You are not eligible to continue long-term disability coverage. However, your full period of payroll continuation does not count for this purpose. Instead, a shorter benefits continuation period applies to determine the period of time you may continue on the benefits selected by the plan sponsor.

Your benefits continuation period is that portion of your payroll continuation period which represents payment for your unused earned and accrued vacation, plus two weeks for each completed 12 months of continuous service (also referred to a year of continuous service). There is a minimum benefits continuation period of 12 weeks and the maximum benefits continuation period under the plan is 52 weeks.

With regard to any provision herein that provides for reimbursement of costs and expenses or in-kind benefits, except as permitted by Section 409A of the Internal Revenue Code: (i) the right to reimbursement or in-kind benefits shall not be subject to liquidation or exchange for another benefit; (ii) the amount of expenses eligible for reimbursement, or in- kind benefits, provided during any taxable year shall not affect the expenses eligible for reimbursement, or in-kind benefits to be provided, in any other taxable year; and (iii) such payments shall be made on or before the last day of the participant's taxable year following the taxable year in which the expense occurred, or such earlier date as required hereunder.

For purposes of the Ashland Inc. and Affiliates Pension Plan and the Ashland Inc. Employee Savings Plan, you are not considered to have terminated from active employment during your benefits continuation period. You will be eligible to make contributions to the Ashland Inc. Employee Savings Plan only during that portion of your benefits continuation period that represents payment for your unused earned and accrued vacation. No additional contributions by you or the Company can be made after that time.
Any election before your termination to defer salary to the Ashland Deferred Compensation Plan stops at your termination of active employment.

Notwithstanding anything contained herein to the contrary, the plan sponsor reserves the right to determine the method of payment of any severance benefit, in its sole discretion, to the extent the benefit does not constitute deferred compensation under Section 409A of the Internal Revenue Code.

Payments to Specified Employees
Specified Employee status is determined as of December 31 and is then effective on January 1 of the next calendar year. The plan sponsor has designated employees in bands 23, 24 and UNG as Specified Employees. Therefore, for example, if you were in band 23 at anytime during the 12 months ending on December 31, 2015, you would be a Specified Employee for the 12 month period beginning January 1, 2016.

Payroll continuation benefits to a specified employee that exceed a specified threshold amount are subject to a six month delay of payment. The threshold amount is equal to the sum of (i) the amount of your severance that is considered a “short-term deferral” for purposes of Section 409A of the Internal Revenue Code, plus (ii) the lesser of:

•	Two times your annual base pay for the prior calendar year (adjusted for any increase that occurred during that year and that was expected to last indefinitely, but for the termination); or

•	Two times the maximum Internal Revenue Code section 401(a)(17) limit for the year of the termination ($510,000 in 2013, which is two times the 2013 limit of $255,000).

The excess of the total amount of your severance payments over the threshold amount is considered “deferred compensation”, and if that excess would otherwise be paid to you within six months of your termination, it cannot be paid to you until the first payroll date of the seventh month following your termination. The amount that must be delayed is paid you in a single sum in the seventh month following your termination, unadjusted for any earnings.

Duplication of Payments
There will be no duplication of severance benefit payments for the same period of Continuous Service. For example, you cannot receive additional benefits for the same period of Continuous Service if you previously received benefits under this plan or any other payment in the nature of a severance payment with respect to that service.

The determination of whether you are eligible for plan benefits will be delayed if you are absent from work due to your own illness or injury, pending a decision on your eligibility for benefits under the company's long-term disability plan. If such a claim were filed and the claim is denied, your benefits under this plan would be reduced by the amount of pay you received during the deferred termination period. (Refer to Deferred Termination section.)

Terminations Not Covered
Although not all inclusive, the following are some circumstances when termination of active employment with the company would not result in the payment of severance benefits under this plan:

1.	Refusal to sign the Severance Agreement and General Release provided by the company;

2.	Discharge for less than effective performance, absenteeism or misconduct;

3.	Voluntary resignations;

4.
Declining an offer by the company of equivalent employment as an alternative to termination, provided that a transfer to a new geographic location shall not be considered to be “equivalent employment;"

5.	Accepting an offer of employment by the company of non-equivalent employment;

6.
The sale, exchange or transfer of company property to another employer who assumes the operations of a company facility or business, unless such sale, exchange or transfer results in unemployment caused by reasons other than the employee's refusal to accept or continue employment with the new employer, as determined by the plan sponsor;

7.	When an employee is entitled to benefits under the “Ashland Salary Continuation Plan;”

8.	Death;

9.	Retirement (except for retirements which result from situations outlined under the Condition of Severance Payments section of this plan);

10.	Entitlement to severance or severance-related benefits under an employment agreement;

11.	Terminations while on a personal unpaid leave of absence or when reinstatement attempts following the expiration of such leave are unsuccessful; and

12.	Subject to certain terminations (refer to the section entitled Deferred Terminations), when an employee does not return to work following a period of disability.

The plan sponsor reserves the right to determine circumstances, in addition to those identified above, that will not warrant the payment of severance benefits under this plan. Such determinations can be made without advance notice.

Deferred Terminations
If, at the time of your scheduled termination for reasons covered under this plan, you are absent from work and on a company provided leave of absence due to your own illness or injury, then you may be eligible to file a claim for benefits under the company's long-term disability plan (LTD). If you elect to file a claim for LTD benefits, your scheduled termination will be deferred pending a decision on your LTD claim. During this time, your eligibility to continue to receive paid and/or unpaid leave under the company’s regular plans and policies will not be impacted. . If your LTD claim is denied, your termination will then be processed retroactively and you will be eligible to receive benefits under this plan. However any benefits you are eligible to receive under this plan will be reduced by any pay you received after your originally scheduled termination date. If your LTD claim is approved, you will be treated as any disabled individual in accordance with the applicable company policies and benefit plans, and you will not be eligible to receive benefits under this plan.

CLAIM PROCEDURES

How to Apply for Benefits
If you believe you are entitled to plan benefits, contact the Employee Benefits Department or your local HR Representative.

Notice of Claim Denial/Right of Appeal

Initial Claim - Notice of Denial

Written notification of a denied claim will be delivered to the claimant in a reasonable period, but not later than 90 days after the claim is received. The 90-day period can be extended under special circumstances. If special circumstances apply, the claimant will be notified before the end of the 90-day period after the claim was received. The notice will identify the special circumstances. It will also specify the expected date of the decision. When special circumstances apply, the claimant must be notified of the decision not later than 180 days after the claim is received.
The written decision will include:

•	The reasons for the denial.

•
Reference to the plan provisions on which the denial is based. The reference need not be to page numbers or to section headings or titles. The reference only needs to sufficiently describe the provisions so that the provisions could be identified based on that description.

•	A description of additional materials or information needed to process the claim. It will also explain why those materials or information are needed.

•
A description of the procedure to appeal the denial, including the time limits applicable to those procedures. It will also state that the claimant may file a civil action under Section 502 of the Employee Retirement Income Security Act of 1974 (ERISA - §29 U.S.C. 1132). The claimant must complete the plan's appeal procedure before filing a civil action in court.

If the claimant does not receive notice of the decision on the claim within the prescribed time periods, the claim is deemed denied. In that event the claimant may proceed with the appeal procedure described below.

Appeal of Denied Claim
The claimant may file a written appeal of a denied claim with the plan administrator in Lexington, Kentucky. Ashland Inc. is the named fiduciary under ERISA for purposes of the appeal of the denied claim. Ashland Inc. has delegated its authority to the Ashland Inc. Benefit Appeals Panel (Panel). The Panel has authority to further delegate some of its authority. The appeal must be sent at least 60 days after the claimant received the denial of the initial claim. If the appeal is not sent within this time, then the right to appeal the denial is waived.

The claimant may submit materials and other information relating to the claim. The Panel (or its delegate) will appropriately consider these materials and other information, even if they were not part of the initial claim submission. The claimant will also be given reasonable and free access to, or copies of documents, records and other information relevant to the claim.

Written notification of the decision on the appeal will be delivered to the claimant in a reasonable period, but not later than 60 days after the appeal is received. The 60-day period can be extended under special circumstances. If special circumstances apply, the claimant will be notified before the end of the 60-day period after the appeal was received. The notice will identify the special circumstances. It will also specify the expected date of the decision. When special circumstances apply, the claimant must be notified of the decision not later than 120 days after the appeal is received.

Special rules apply if the company or the Panel designates a committee as the appropriate named fiduciary for purposes of deciding appeals of denied claims. For the special rules to apply, the committee (or the Panel if it functions as such a committee) must meet regularly on at least a quarterly basis.

When the special rules for committee meetings apply, the decision on the appeal must be made not later than the date of the committee meeting immediately following the receipt of the appeal. If the appeal is received within 30 days of the next following meeting, then the decision must be made not later than the date of the second committee meeting following the receipt of the appeal.

The period for making the decision on the appeal can be extended under special circumstances. If special circumstances apply, the claimant will be notified by the committee or its delegate before the end of the otherwise applicable period within which to make a decision. The notice will identify the special circumstances. It will also specify the expected date of the decision. When special circumstances apply, the claimant must be notified of the decision not later than the date of the third committee meeting after the appeal is received.

In any event, the claimant will be provided written notice of the decision within a reasonable period after the meeting at which the decision is made. The notification will not be later than five days after the meeting at which the decision is made.

Whether the decision on the appeal is made by a committee or not, a denial of the appeal will include:

•	The reasons for the denial.

•
Reference to the plan provisions on which the denial is based. The reference need not be to page numbers or to section headings or titles. The reference only needs to sufficiently describe the provisions so that the provisions could be identified based on that description.

•	A statement that the claimant may receive free of charge reasonable access to or copies of documents, records and other information relevant to the claim.

•
A description of any voluntary procedure for an additional appeal, if there is such a procedure. It will also state that the claimant may file a civil action under Section 502 of the Employee Retirement Income Security Act of 1974 (ERISA - §29 U.S.C. 1132).

If the claimant does not receive notice of the decision on the appeal within the prescribed time periods, the appeal is deemed denied. In that event, the claimant may file a civil action in court.

GENERAL INFORMATION

Plan Sponsor/Administrator
Ashland Inc., 50 E. RiverCenter Boulevard, P.O. Box 391, Covington, Kentucky 41012-0391 (telephone: 1-859-815-3333) is both the plan administrator and the plan sponsor. The plan sponsor is the named fiduciary under the plan. The plan administrator has the overall responsibility for the operation of the plan. Participants and beneficiaries may receive from the plan administrator, upon written request, information as to whether a particular employer maintains the plan and, if so, the employer's address.

Plan Identification
The Ashland Inc. Severance Pay Plan is a welfare plan. It is identified by the following numbers under IRS rules:

•	The Employer Identification Number assigned by the IRS to Ashland Inc. is 20-0865835.

•	The plan number assigned to the plan is 541.

Plan Year
For recordkeeping purposes, the plan year is January 1 to December 31.

Legal Service
Service of legal process may be made upon the Secretary of Ashland Inc., 50 E. RiverCenter Boulevard, P.O. Box 391, Covington, Kentucky 41012-0391 (1-859-815-3333).

Method of Funding
The plan is funded from the company's general assets, on a pay as you go basis. There is no trust from which benefits are paid and no assets are set aside in advance of the time plan benefits are paid.

Your Rights
As a participant in the Ashland Severance Pay Plan, you are entitled to certain rights and protections under the Employee Retirement Income Security Act of 1974 (ERISA). ERISA provides that all Plan participants shall be entitled to:

•
Examine, without charge, at the plan administrator's office and at various work sites, all plan documents, including insurance contracts, collective bargaining agreements, and copies of all documents filed by the plan with the U.S. Department of Labor, such as annual reports and plan descriptions.

•
Obtain copies of all plan documents and other plan information upon written request to the plan administrator. There will be a charge of 10 cents per page for these documents, and you will be required to furnish a personal check payable to Ashland Inc. covering the photocopying cost before receiving any copies.

•	Receive a summary of the plan's annual financial report. The plan administrator is required by law to furnish each participant with a copy of this summary financial report.

•
File suit in federal court, if any materials requested are not received within 30 days of your request, unless the materials were not sent because of matters beyond the control of the plan administrator. The court may require the plan administrator to pay you up to $110 for each day's delay until the materials are received.

In addition to creating rights for plan participants, ERISA imposes obligations upon the persons who are responsible for the operation of the plan. These persons are referred to as "fiduciaries" under the law. Fiduciaries must act solely in the interest of plan participants, and they must exercise prudence in the performance of their plan duties. Fiduciaries who violate ERISA may be removed and required to make good any losses they have caused the plan.

Your employer may not fire you or discriminate against you to prevent you from obtaining benefits or exercising your rights under ERISA. If your claim for a benefit is denied in whole or in part, you must receive a written explanation of the reason for the denial. You have the right to have your claim reviewed and reconsidered.

If you are improperly denied a benefit in full or in part, you have a right to file suit in a federal or state court. If plan fiduciaries are misusing the plan's money, you have a right to file suit in a federal court or request assistance from the
U.S. Department of Labor. If you are successful in your lawsuit, the court may, if it so decides, require the other party to pay your legal costs, including attorney's fees.

If you have any questions about this statement or your rights under ERISA, you should contact the plan administrator or the nearest Office of the Employee Benefits Security Administration, U.S. Department of Labor, listed in your telephone directory or the Division of Technical Assistance and Inquiries Employee Benefits Security Administration,
U.S. Department of Labor, 200 Constitution Avenue, NW, Washington, DC 20210.

Plan Interpretations/Administration
The plan administrator and plan sponsor have all necessary, appropriate, discretionary and convenient power and authority to interpret, administer and apply the provisions of the plan with respect to all persons having or claiming to have any rights, benefits, entitlements or obligations under the plan. This includes, without limitation, the ability to make factual determinations, construe and interpret provisions of the plan, determine who is eligible and compute benefits, reconcile any inconsistencies between provisions in the plan or between provisions of the plan and any other statement concerning the plan, whether oral or written, supply any omissions to the plan or any document associated with the plan, and to correct any defect in the plan or in any document associated with the plan. All such factual determinations and interpretations of the plan and documents associated with the plan and questions concerning its administration and application as determined by the plan administrator or plan sponsor shall be binding on all persons having an interest under the plan.

Plan Documents
This document constitutes the summary plan description and the plan document of the Ashland Severance Pay Plan. References to “plan” herein include all amendments that have been made to it. The plan also includes two separate documents: one that describes the plan benefits for base salary grades 21 and below and another that describes the benefits associated with terminations after a change in control of the plan sponsor. The plan sponsor has the right to modify plan provisions for a particular severance program for one or more eligible employees. In that event, the descriptions of that particular program produced by the plan sponsor control over the terms of this document to extent they are inconsistent with each other.

Non-Assignments of Benefits
You may not anticipate, assign, pledge, alienate or encumber benefits to which you are entitled under this plan. If you are entitled to plan benefits paid as installments, then you may continue to have contributions deducted from them to pay for company benefits that you are still eligible to maintain, as determined by the plan sponsor. To the extent you have any right to receive plan benefits you are an unsecured creditor of the company. You have no other right, title, or interest in the assets of the company because of this plan.

Plan Amendment/Termination
The plan sponsor, by action of its board of directors or the board's delegate (pursuant to resolution, by-law, or otherwise), reserves the right, in its sole discretion, to amend, suspend, modify, interpret, terminate or otherwise discontinue the plan or change the funding method at any time without the requirement to give cause or consideration to any individual.

Authority to Delegate
The plan administrator or plan sponsor may employ one or more persons to render advice with respect to its fiduciary responsibilities. The plan administrator or plan sponsor may also delegate fiduciary responsibilities to one or more persons who shall have the rights to employ one or more persons to render advice with respect to its fiduciary duties. There is no restriction on any person serving in more than one fiduciary capacity under the plan.

Elections and Notices
An election, designation, notice or other correspondence made regarding coverage or benefits under the plan shall not be effective unless it is made both in writing and received by the plan administrator (or its delegate), except as otherwise provided under the terms of the plan or by the plan administrator.

Applicable Law
This plan shall be construed and enforced according to Kentucky state law, to the extent that Kentucky state law is not preempted by federal law.

Ashland Inc.
P.O. Box 391
50 E. RiverCenter Boulevard Covington, Kentucky 41012-0391

040101-04

ASHLAND SEVERANCE PAY PLAN
(bands 21 and below) TABLE OF CONTENTS
INTRODUCTION    1
PLAN INFORMATION    1
Eligibility    1
Exclusions from Eligibility    1
Conditions of Severance Payments    1
Amount of Benefits    2
Continuous Service    2
Base Rate of Pay    3
Method of Payment    3
Duplication of Payments    4
Terminations Not Covered    4
Deferred Terminations    5
CLAIM PROCEDURES    5
How to Apply for Benefits    5
Notice of Claim Denial/Right of Appeal    5
Initial Claim - Notice of Denial    5
Appeal of Denied Claim    5
GENERAL INFORMATION    6
Plan Sponsor/Administrator    6
Plan Identification    6
Plan Year    7
Legal Service    7
Method of Funding    7
Your Rights    7
Plan Interpretations/Administration    7
Plan Documents    8
Non-Assignments of Benefits    8
Plan Amendment/Termination    8
Authority to Delegate    8
Elections and Notices    8
Applicable Law    8

INTRODUCTION

This booklet describes the Ashland Severance Pay Plan as applied to employees of the company in bands 21 and below. The plan may provide compensation to you if your active employment is terminated under certain circumstances. This booklet describes the plan as in effect on August 1, 2016.

If you have questions about the plan, please contact your local HR Representative.

No provision of the plan: (1) gives any employee the right to continued employment; (2) affects the company's right to terminate or discharge an employee at any time; (3) gives the company the right to require any employee to remain employed; or (4) affects any employee's right to terminate employment.

References to “Ashland” or the “company” refer to Ashland Inc., its subsidiaries and its divisions. References to the “plan sponsor” or “plan administrator” refer to Ashland Inc.

PLAN INFORMATION

Eligibility
You are eligible to participate in this plan if you meet all of the following:

•	You are a regular, full-time employee of the company;

•	You have been working for the company for at least 12 weeks; and

•	You are working in a group designated by the plan sponsor as eligible for this plan.

Your eligibility is based on your status on the date of your termination from active employment. A termination from active employment occurs when you stop performing active service for the company.

Exclusions from Eligibility
You are not eligible to participate in the plan if:

•	You are covered by a collective bargaining agreement, unless the collective bargaining agreement provides you are eligible for the plan.

•	You have an agreement with the company that provides severance payments for one or more of the conditions for severance payments described in this plan.

•
You are in a classification of one or more employees designated in advance by the plan sponsor as exempted from participating in the plan or, you are employed in a division or subsidiary of the company that opted out of participating in the plan.

•	You are employed by a non-U.S. subsidiary of the company.

•	You reside and work outside of the United States and you are subject to a statutory severance or similar obligation required under the law of the foreign jurisdiction in which you work.

Conditions of Severance Payments
You may be considered for severance benefits under the plan if the plan administrator determines that your termination occurs as a direct result of:

1.	the permanent closing of a location or plant;

2.	job discontinuance; or

3.
any circumstances in which your active employment is terminated at the company's initiative for reasons not excluded under the plan and the company, in conjunction with the plan sponsor, elects to provide benefits for such circumstances.

(See the Terminations Not Covered section for limitations).

However, for benefits to become payable, you must satisfy the following additional conditions:

1.	If you are given advance notice, you must continue to work until you are officially released by the company; and

2.
You must sign and execute a Severance Agreement and General Release prepared by appropriate company legal counsel, and the Severance Agreement and General Release must become effective and irrevocable in accordance with its terms within 55 days after your termination of active employment.

The Severance Agreement and General Release will provide that you agree not to participate in litigation or other action against the company with respect to your termination. It may also provide that you agree not to compete in a business against the company for a stated period of time. It may provide that you must keep the terms of the Severance Agreement and General Release confidential. It may also provide that your severance payments under the plan will be reduced by any amounts you owe to the company. The Severance Agreement and General Release may encompass other matters in addition to addressing the benefits payable under this plan. Additionally, the Severance Agreement and General Release may be changed for each termination covered by this plan.

Your Human Resources representative will coordinate the preparation and execution of the Severance Agreement and General Release and provide you with a copy for your file. You will be responsible for obtaining your own legal advice.

Amount of Benefits
If you satisfy the conditions for benefit payments, you will receive two weeks of base pay for each completed 12 months of Continuous Service (also referred to as years of Continuous Service). The plan will pay a minimum benefit of four (4) weeks of base pay. The maximum benefit under the plan is 52 weeks of base pay.

Examples: Megan has eighteen (18) months of Continuous Service. Her job is eliminated and she satisfies all the conditions for benefit payments. Megan will receive the minimum benefit of four (4) weeks of base pay.

Bill has 86 months of Continuous Service. Therefore, he has completed seven years of Continuous Service for purposes of computing the plan benefit. Bill's location is permanently closed and he satisfies all the conditions for benefit payments. Bill will receive fourteen (14) weeks of base pay.

Pam has 28 years of Continuous Service. Her job is eliminated and she satisfies all the conditions for benefit payments. Pam will receive the maximum benefit of 52 weeks of base pay.

Continuous Service
Continuous Service is your period of employment, generally beginning with the latest of:

•	your hire date;

•	your rehire date; or

•	your adjusted service date

An earlier adjusted service date may be used to measure your Continuous Service if you became employed with the company as part of the purchase of a business or if you are rehired.

Your service with the purchased business only counts towards your Continuous Service under two circumstances. The first is if the agreement that the company signed when the business was purchased provides that such service counts for this purpose. The second is if the company determined that such service would count for this purpose in the absence of any provision in the agreement that the company signed when the business was purchased.

If you were rehired by the company, your prior employment with the company may count as Continuous Service under the plan if your rehire date is within 52 weeks of your prior termination date. In order for your prior employment to count as Continuous Service you must have an adjusted service date connected to your prior employment and you must not have received any severance or similar payment from the company for such prior period(s) of employment.

Base Rate of Pay
Severance payments are computed using your weekly base rate of pay at the time of termination.

For eligible Non Exempt Hourly employees, your weekly base rate of pay is determined by multiplying your straight-time hourly rate by the number of hours in your regular work week up to a maximum of 40 hours.

For Salaried Employees (exempt and non-exempt), your weekly base rate of pay is determined by taking your annual base salary as of the date of your termination, and dividing it by 52 weeks. It will also include any lump sum payments made in lieu of a percentage merit salary increase during the 12-month period immediately preceding the termination of your employment.

Base rate of pay does not include special pay such as severance pay, discretionary and non-discretionary bonus, income from vested equity awards, overtime, shift premium, holiday pay, payments under an incentive pay plan, special allowances or any other forms of compensation you receive from the company. T. The company determines the items constituting your base rate of pay.

Method of Payment
Payments of severance may be made in a lump sum at the time of termination or in installments over a period not exceeding 52 weeks (referred to as payroll continuation). Generally, your severance benefit will be paid or commence on the first payroll date that occurs after your Severance Agreement and Release has become effective and irrevocable in accordance with its terms.

The payment cannot be contingent upon the employee retiring and the amount of the payment cannot exceed twice the eligible employee's annual compensation during the preceding year. For this purpose, “annual compensation” means the total amount that was paid or would have been paid if the employee had been employed with the company during all of the preceding calendar year.

If you are not retirement eligible, your plan benefit is paid in a lump sum. If you are retirement eligible, your plan benefit is paid as payroll continuation in bi-weekly increments, which will be treated as separate payments under Section 409A of the Internal Revenue Code. You are “retirement eligible” if you would be eligible to commence benefits under any qualified pension plan maintained by the company or its affiliates that applies to you, or under any medical benefit plan offered to retirees of the company, either (i) upon termination of your active employment, or (ii) immediately following the last day of your payroll continuation period.

If your benefit is paid in a lump sum, you will be eligible to elect COBRA continuation of coverage for three months at active employee rates under the company medical and dental plans. You must be eligible to elect COBRA under the medical and dental plans to be eligible for the three months of premiums at active employee rates. The summary plan descriptions for the medical and dental plans explain COBRA continuation of coverage.

Severance payments under the plan are subject to all applicable federal and state tax withholding, including FICA, and any other requirements of law. Payroll continuation payments are also subject to the applicable benefit plan contributions as elected by the eligible employee (subject to certain limitations and exclusions). The plan sponsor determines the terms and conditions that apply to any benefits that are made available during payroll continuation.

If your benefit is paid by payroll continuation, you are typically allowed to continue to participate in your medical, dental, vision, group life and other welfare plan coverage as identified by the plan sponsor. You are not eligible to continue long-term disability coverage.

With regard to any provision herein that provides for reimbursement of costs and expenses or in-kind benefits, except as permitted by Section 409A of the Internal Revenue Code: (i) the right to reimbursement or in-kind benefits shall not be subject to liquidation or exchange for another benefit; (ii) the amount of expenses eligible for reimbursement, or in- kind benefits, provided during any taxable year shall not affect the expenses eligible for reimbursement, or in-kind benefits to be provided, in any other taxable year; and (iii) such payments shall be made on or before the last day of the participant's taxable year following the taxable year in which the expense occurred, or such earlier date as required hereunder.

For purposes of the Ashland Inc. and Affiliates Pension Plan, the Pension Plan for Hourly Employees of Ashland Chemical Company and the Ashland Inc. Employee Savings Plan, you are not considered to have terminated from active employment during payroll continuation. You will be eligible to make contributions to the Ashland Inc. Employee Savings Plan only during that portion of your payroll continuation period that represents payment for your unused earned and accrued vacation. No additional contributions by you or the Company can be made after that time.

For those who were eligible, any election before your termination to defer salary to the Ashland Deferred Compensation Plan stops at your termination of active employment.

Notwithstanding anything contained herein to the contrary, the plan sponsor reserves the right to determine the method of payment of any severance benefit, in its sole discretion, to the extent the benefit does not constitute deferred compensation under Section 409A of the Internal Revenue Code.

Duplication of Payments
There will be no duplication of severance benefit payments for the same period of Continuous Service. For example, you cannot receive additional benefits for the same period of Continuous Service if you previously received benefits under this plan or any other payment in the nature of a severance payment with respect to that service.

The determination of whether you are eligible for plan benefits will be delayed if you are absent from work due to your own illness or injury, pending a decision on your eligibility for benefits under the company's long-term disability plan. If such a claim were filed at or before your scheduled termination and the claim is denied, your benefits under this plan would be reduced by the amount of pay you received during the deferred termination period. (Refer to Deferred Termination section.)

Terminations Not Covered
Although not all inclusive, the following are some circumstances when termination of active employment with the company would not result in the payment of severance benefits under this plan:

1.	Refusal to sign the Severance Agreement and General Release provided by the company;

2.	Discharge for less than effective performance, absenteeism or misconduct;

3.	Voluntary resignations;

4.
Declining an offer by the company of equivalent employment as an alternative to termination, provided that a transfer to a new geographic location shall not be considered to be “equivalent employment;"

5.	Accepting an offer of employment by the company of non-equivalent employment;

6.
The sale, exchange or transfer of company property to another employer who assumes the operations of a company facility or business, unless such sale, exchange or transfer results in unemployment caused by reasons other than the employee's refusal to accept or continue employment with the new employer, as determined by the plan sponsor;

7.	When an employee is entitled to benefits under the “Ashland Salary Continuation Plan;”

8.	Death;

9.	Retirement (except for retirements which result from situations outlined under the Condition of Severance Payments section of this plan);

10.	Entitlement to severance or severance-related benefits under an employment agreement;

11.	Terminations while on a personal unpaid leave of absence or when reinstatement attempts following the expiration of such leave are unsuccessful; and

12.	Subject to certain terminations (refer to the section entitled Deferred Terminations), when an employee does not return to work following a period of disability.

The plan sponsor reserves the right to determine circumstances, in addition to those identified above, that will not warrant the payment of severance benefits under this plan. Such determinations can be made without advance notice.

Deferred Terminations
If, at the time of your scheduled termination for reasons covered under this plan, you are absent from work and on a company provided leave of absence due to your own illness or injury, then you may be eligible to file a claim for benefits under the company's long-term disability plan (LTD). If you elect to file a claim for LTD benefits, your scheduled termination will be deferred pending a decision on your LTD claim. During this time, your eligibility to continue to receive paid and/or unpaid leave under the company’s regular plans and policies will not be impacted. If your LTD claim is denied, your termination will then be processed retroactively and you will be eligible to receive benefits under this plan. However any benefits you are eligible to receive under this plan will be reduced by any pay you received after your originally scheduled termination date. If your LTD claim is approved, you will be treated as any disabled individual in accordance with the applicable company policies and benefit plans, and you will not be eligible to receive benefits under this plan.

CLAIM PROCEDURES

How to Apply for Benefits
If you believe you are entitled to plan benefits, contact the Employee Benefits Department or your local Human Resources Representative.

Notice of Claim Denial/Right of Appeal

Initial Claim - Notice of Denial
Written notification of a denied claim will be delivered to the claimant in a reasonable period, but not later than 90 days after the claim is received. The 90-day period can be extended under special circumstances. If special circumstances apply, the claimant will be notified before the end of the 90-day period after the claim was received. The notice will identify the special circumstances. It will also specify the expected date of the decision. When special circumstances apply, the claimant must be notified of the decision not later than 180 days after the claim is received.

The written decision will include:

•	The reasons for the denial.

•
Reference to the plan provisions on which the denial is based. The reference need not be to page numbers or to section headings or titles. The reference only needs to sufficiently describe the provisions so that the provisions could be identified based on that description.

•	A description of additional materials or information needed to process the claim. It will also explain why those materials or information are needed.

•
A description of the procedure to appeal the denial, including the time limits applicable to those procedures. It will also state that the claimant may file a civil action under Section 502 of the Employee Retirement Income Security Act of 1974 (ERISA - §29 U.S.C. 1132). The claimant must complete the plan's appeal procedure before filing a civil action in court.

If the claimant does not receive notice of the decision on the claim within the prescribed time periods, the claim is deemed denied. In that event the claimant may proceed with the appeal procedure described below.

Appeal of Denied Claim
The claimant may file a written appeal of a denied claim with the plan administrator in Lexington, Kentucky. Ashland Inc. is the named fiduciary under ERISA for purposes of the appeal of the denied claim. Ashland Inc. has delegated its authority to the Ashland Inc. Benefit Appeals Panel (Panel). The Panel has authority to further delegate some of its authority. The appeal must be sent at least 60 days after the claimant received the denial of the initial claim. If the appeal is not sent within this time, then the right to appeal the denial is waived.

The claimant may submit materials and other information relating to the claim. The Panel (or its delegate) will appropriately consider these materials and other information, even if they were not part of the initial claim submission. The claimant will also be given reasonable and free access to, or copies of documents, records and other information relevant to the claim.

Written notification of the decision on the appeal will be delivered to the claimant in a reasonable period, but not later than 60 days after the appeal is received. The 60-day period can be extended under special circumstances. If special circumstances apply, the claimant will be notified before the end of the 60-day period after the appeal was received. The notice will identify the special circumstances. It will also specify the expected date of the decision. When special circumstances apply, the claimant must be notified of the decision not later than 120 days after the appeal is received.

Special rules apply if the company or the Panel designates a committee as the appropriate named fiduciary for purposes of deciding appeals of denied claims. For the special rules to apply, the committee (or the Panel if it functions as such a committee) must meet regularly on at least a quarterly basis.

When the special rules for committee meetings apply, the decision on the appeal must be made not later than the date of the committee meeting immediately following the receipt of the appeal. If the appeal is received within 30 days of the next following meeting, then the decision must be made not later than the date of the second committee meeting following the receipt of the appeal.

The period for making the decision on the appeal can be extended under special circumstances. If special circumstances apply, the claimant will be notified by the committee or its delegate before the end of the otherwise applicable period within which to make a decision. The notice will identify the special circumstances. It will also specify the expected date of the decision. When special circumstances apply, the claimant must be notified of the decision not later than the date of the third committee meeting after the appeal is received.

In any event, the claimant will be provided written notice of the decision within a reasonable period after the meeting at which the decision is made. The notification will not be later than five days after the meeting at which the decision is made.

Whether the decision on the appeal is made by a committee or not, a denial of the appeal will include:

•	The reasons for the denial.

•
Reference to the plan provisions on which the denial is based. The reference need not be to page numbers or to section headings or titles. The reference only needs to sufficiently describe the provisions so that the provisions could be identified based on that description.

•	A statement that the claimant may receive free of charge reasonable access to or copies of documents, records and other information relevant to the claim.

•
A description of any voluntary procedure for an additional appeal, if there is such a procedure. It will also state that the claimant may file a civil action under Section 502 of the Employee Retirement Income Security Act of 1974 (ERISA - §29 U.S.C. 1132).

If the claimant does not receive notice of the decision on the appeal within the prescribed time periods, the appeal is deemed denied. In that event, the claimant may file a civil action in court.

GENERAL INFORMATION

Plan Sponsor/Administrator
Ashland Inc., 50 E. RiverCenter Boulevard, P.O. Box 391, Covington, Kentucky 41012-0391 (telephone: 1-859-815-3333) is both the plan administrator and the plan sponsor. The plan sponsor is the named fiduciary under the plan. The plan administrator has the overall responsibility for the operation of the plan. Participants and beneficiaries may receive from the plan administrator, upon written request, information as to whether a particular employer maintains the plan and, if so, the employer's address.

Plan Identification
The Ashland Inc. Severance Pay Plan is a welfare plan. It is identified by the following numbers under IRS rules:

•	The Employer Identification Number assigned by the IRS to Ashland Inc. is 20-0865835.

•	The plan number assigned to the plan is 541.

Plan Year
For recordkeeping purposes, the plan year is January 1 to December 31.

Legal Service
Service of legal process may be made upon the Secretary of Ashland Inc., 50 E. RiverCenter Boulevard, P.O. Box 391, Covington, Kentucky 41012-0391 (1-859-815-3333).

Method of Funding
The plan is funded from the company's general assets, in a pay as you go basis. There is no trust from which benefits are paid and no assets are set aside in advance of the time plan benefits are paid.

Your Rights
As a participant in the Ashland Inc. Severance Pay Plan, you are entitled to certain rights and protections under the Employee Retirement Income Security Act of 1974 (ERISA). ERISA provides that all Plan participants shall be entitled to:

•
Examine, without charge, at the plan administrator's office and at various work sites, all plan documents, including insurance contracts, collective bargaining agreements, and copies of all documents filed by the plan with the U.S. Department of Labor, such as annual reports and plan descriptions.

•
Obtain copies of all plan documents and other plan information upon written request to the plan administrator. There will be a charge of 10 cents per page for these documents, and you will be required to furnish a personal check payable to Ashland Inc. covering the photocopying cost before receiving any copies.

•	Receive a summary of the plan's annual financial report. The plan administrator is required by law to furnish each participant with a copy of this summary financial report.

•
File suit in federal court, if any materials requested are not received within 30 days of your request, unless the materials were not sent because of matters beyond the control of the plan administrator. The court may require the plan administrator to pay you up to $110 for each day's delay until the materials are received.

In addition to creating rights for plan participants, ERISA imposes obligations upon the persons who are responsible for the operation of the plan. These persons are referred to as "fiduciaries" under the law. Fiduciaries must act solely in the interest of plan participants, and they must exercise prudence in the performance of their plan duties. Fiduciaries who violate ERISA may be removed and required to make good any losses they have caused the plan.

Your employer may not fire you or discriminate against you to prevent you from obtaining benefits or exercising your rights under ERISA. If your claim for a benefit is denied in whole or in part, you must receive a written explanation of the reason for the denial. You have the right to have your claim reviewed and reconsidered.

If you are improperly denied a benefit in full or in part, you have a right to file suit in a federal or state court. If plan fiduciaries are misusing the plan's money, you have a right to file suit in a federal court or request assistance from the
U.S. Department of Labor. If you are successful in your lawsuit, the court may, if it so decides, require the other party to pay your legal costs, including attorney's fees.

If you have any questions about this statement or your rights under ERISA, you should contact the plan administrator or the nearest Office of the Employee Benefits Security Administration, U.S. Department of Labor, listed in your telephone directory or the Division of Technical Assistance and Inquiries Employee Benefits Security Administration,
U.S. Department of Labor, 200 Constitution Avenue, NW, Washington, DC 20210.

Plan Interpretations/Administration
The plan administrator and plan sponsor have all necessary, appropriate, discretionary and convenient power and authority to interpret, administer and apply the provisions of the plan with respect to all persons having or claiming to have any rights, benefits, entitlements or obligations under the plan. This includes, without limitation, the ability to make factual determinations, construe and interpret provisions of the plan, determine who is eligible and compute benefits, reconcile any inconsistencies between provisions in the plan or between provisions of the plan and any other statement concerning the plan, whether oral or written, supply any omissions to the plan or any document associated with the plan, and to correct any defect in the plan or in any document associated with the plan. All such factual determinations and interpretations of the plan and documents associated with the plan and questions concerning its administration and application as determined by the plan administrator or plan sponsor shall be binding on all persons having an interest under the plan.

Plan Documents
This document constitutes the summary plan description and the plan document of the Ashland Severance Pay Plan. References to “plan” herein include all amendments that have been made to it. The plan also includes two separate documents: one that describes the plan benefits for base salary grades 22 and above and another that describes the benefits associated with terminations after a change in control of the plan sponsor. The plan sponsor has the right to modify plan provisions for a particular severance program for one or more eligible employees. In that event, the descriptions of that particular program produced by the plan sponsor control over the terms of this document to extent they are inconsistent with each other.

Non-Assignments of Benefits
You may not anticipate, assign, pledge, alienate or encumber benefits to which you are entitled under this plan. If you are entitled to plan benefits paid as installments, then you may continue to have contributions deducted from them to pay for company benefits that you are still eligible to maintain, as determined by the plan sponsor. To the extent you have any right to receive plan benefits you are an unsecured creditor of the company. You have no other right, title, or interest in the assets of the company because of this plan.

Plan Amendment/Termination
The plan sponsor, by action of its board of directors or the board's delegate (pursuant to resolution, by-law, or otherwise), reserves the right, in its sole discretion, to amend, suspend, modify, interpret, terminate or otherwise discontinue the plan or change the funding method at any time without the requirement to give cause or consideration to any individual.

Authority to Delegate
The plan administrator or plan sponsor may employ one or more persons to render advice with respect to its fiduciary responsibilities. The plan administrator or plan sponsor may also delegate fiduciary responsibilities to one or more persons who shall have the rights to employ one or more persons to render advice with respect to its fiduciary duties. There is no restriction on any person serving in more than one fiduciary capacity under the plan.

Elections and Notices
An election, designation, notice or other correspondence made regarding coverage or benefits under the plan shall not be effective unless it is made both in writing and received by the plan administrator (or its delegate), except as otherwise provided under the terms of the plan or by the plan administrator.

Applicable Law
This plan shall be construed and enforced according to Kentucky state law, to the extent that Kentucky state law is not preempted by federal law.

Ashland Inc.
P.O. Box 391
50 E. RiverCenter Boulevard Covington, Kentucky 41012-0391

040101-04

ASHLAND SALARY
CONTINUATION PLAN
(as amended and restated as of August 1, 2016)

The Ashland Salary Continuation Plan (the “Plan”) is amended and restated effective as of August 1, 2016

The Plan is an employee benefit plan that provides eligible salaried employees (both exempt and non-exempt) of Ashland Inc. and its majority-owned subsidiaries (collectively referred to herein as the “Company”) with certain severance benefits if the individual's employment with the Company is terminated under defined circumstances after a Change in Control, as defined in Section 4(b). The Plan is part of the Ashland Severance Pay Plan. The details and purpose of the Plan are more fully explained below.

SECTION 1. PURPOSE

The purpose of the Plan is to reduce employee concerns about the possibility of a Change in Control, as defined below in Section 4(b). It is important that each employee be able to focus his or her full attention and energy toward the goals and objectives of the Company. The Plan is also designed to permit the Company to retain its high quality work force by increasing stability and improving morale and productivity. In addition, the Plan will allow the company to attract and retain new qualified employees.

SECTION 2. ADMINISTRATION

Ashland Inc. (“Ashland”) shall be the Plan Administrator and shall administer the Plan. Additionally, Ashland shall be the named fiduciary for purposes of the Employee Retirement Income Security Act of 1974. Any determinations by the Vice President, Human Resources and Communications, or his or her designee, in carrying out, administering, or interpreting this Plan shall be final and binding for all purposes and upon all interested persons and their heirs, successors, and personal representatives; provided that the same are reasonably consistent with the terms and intent of the Plan. All costs associated with the Plan shall be borne by the Company.

SECTION 3. ELIGIBILITY

An employee who is classified on the records of the Company as a regular, full-time salaried employee, whether exempt or non-exempt as specified in the Fair Labor Standards Act, as from time to time amended, will be entitled to participate in the Plan, regardless of length of service. Non-exempt hourly employees, employees covered by collective bargaining agreements, employees of subsidiaries, entities, or partnerships in which the Company has a 50% or less ownership interest, employees of foreign subsidiaries (except US employees on expatriate assignments), employees who have entered into employment contracts with the Company, and employees who have a fully executed Change in Control Agreement are not eligible to participate in the Plan.

At any time prior to a Change in Control, as defined in Section 4(b), Ashland reserves, in its complete discretion, the right to amend the eligible classes of employees.

SECTION 4. CONDITIONS FOR BENEFIT PAYMENTS

(a)A participant shall not be entitled to receive benefits under this Plan prior to a Change in Control, as defined in Section 4(b). Participation in the Plan does not create a contract of employment between the Company and its employees. The Company reserves the right to terminate employees at any time for any reason, just as employees have the right to terminate their employment at any time for any reason.

(b)For purposes of the Plan, a change in control of Ashland (herein after referred to as a “Change in Control”) shall be deemed to have occurred if:

(i)there shall be consummated (A) any consolidation or merger of the Company (a “Business Combination”), other than a consolidation or merger of the Company into or with a direct or indirect wholly-owned subsidiary, in which the shareholders of the Company own, directly or indirectly, less than 50% of the then outstanding shares of common stock of the Business Combination that are entitled to vote generally for the election of directors of the Business Combination or pursuant to which shares of the Company's Common Stock would be converted into cash, securities or other property, other than a merger of the Company in which the holders of the Company's Common Stock immediately prior to the merger have substantially the same proportionate ownership of common stock of the surviving corporation immediately after the merger, or (B) any sale, lease, exchange or transfer (in one transaction or a series of related transactions) of all or substantially all the assets of the Company, provided, however, that no sale, lease, exchange or other transfer of all or substantially all the assets of the Company shall be deemed to occur unless assets constituting 80% of the total assets of the Company are transferred pursuant to such sale, lease, exchange or other transfer, or

(ii)the shareholders of the Company shall approve any plan or proposal for the liquidation or dissolution of the Company, or

(iii)any Person, other than the Company or a Subsidiary thereof or any employee benefit plan sponsored by the Company or a Subsidiary thereof, shall become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities ordinarily (and apart from rights accruing in special circumstances) having the right to vote in the election of directors, as a result of a tender or exchange offer, open market purchases, privately-negotiated purchases or otherwise, without the approval of the Board; or

(iv)at any time during a period of two (2) consecutive years, individuals who at the beginning of such period constituted the Board shall cease for any reason to constitute at least a majority thereof, unless the election or the nomination for election by the Company's shareholders of each new director during such two-year period was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such two-year period.

(v)Notwithstanding the foregoing, a “Change in Control” shall not be deemed to have occurred by virtue of: (A) the consummation of any transaction or series of integrated transactions immediately following which the record holders of the Common Stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions; (B) the repurchase by the Company of outstanding shares of Common Stock or other securities pursuant to a tender or exchange offer; or (C) the consummation of the transaction, or series of transactions, initially approved in principle by the Ashland Inc. Board of Directors on September 16, 2015, intended to separate the Valvoline business from the Company’s specialty chemicals business and create two independent, unrelated and publicly traded companies.

(c)Benefits shall be payable to a participant under the Plan after a Change in Control has occurred if either a participant's employment is terminated by the Company without Cause, as defined below, within two (2) years from the date of the Change in Control or a participant terminates his or her employment for Good Reason, as defined below, within two (2) years from the date of the Change in Control. For purposes of the Plan, “Cause” shall mean (i) the willful and continued failure of an employee to substantially perform his or her duties with the company (other than such failure resulting from the employee's incapacity due to physical or mental illness), or (ii) willful engaging by an employee in gross misconduct materially injurious to the Company. For purposes of the Plan, “Good Reason” shall mean (A) a reduction of fifteen percent or more in base salary immediately prior to a Change in Control of the Company or (B) a relocation after a Change in Control of the employee’s principal place of business to a location that is outside a 50 mile radius from the employee’s principal place of business immediately before the Change in Control of the Company. If a participant terminates his or her employment for Good Reason, the participant shall provide written notice of the same to his or her direct supervisor.

(d)Notice of “Good Reason” shall mean a written notice which shall indicate the specific provision relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the employee’s employment for “Good Reason” under the provisions (s) so indicated.

(e)Provided that the Company and Employee agree that “Good Reason” shall not exist unless and until the Employee provides the Company with written notice of the act(s) alleged to constitute “Good Reason” within ninety (90) days of Employee’s knowledge of the occurrence of such acts(s), and the Company fails to cure such acts within thirty (30) days of receipt of such notice. Further, if the Company fails to cure such act(s) within this thirty (30) day period, then the Employee must exercise the right to terminate their employment for Good Reason within sixty (60) days thereafter, in writing, in order for the termination to be for Good Reason. The determination of when the Employee’s employment is terminated shall be made consistent with Section 409A.

SECTION 5. AMOUNT OF BENEFITS

Following a Change in Control and the occurrence within two (2) years of either a participant's termination of employment by the Company without Cause or a participant's termination for Good Reason, a participant shall be entitled to receive benefits under the Plan as described below:

(a)The applicable amount described in this paragraph (a) shall be paid to a participant in an undiscounted lump sum within ten (10) business days after such participant's termination of employment without Cause. A participant who was in band 22, 23, 24 or UNG on the day before the Change in Control or on the date of his or her termination from employment without cause shall be paid an amount equal to 52 weeks of his or her base pay plus the highest target annual incentive compensation (expressed as a percentage of base compensation for all applicable incentive compensation plans) payable for the determination period in which the participant's termination from employment occurs. The “determination period” is the period for which target annual incentive compensation is calculated and paid. All other participants will receive two (2) weeks of base pay for each completed 12 months of service, with a minimum benefit of 13 weeks of base pay and a maximum benefit of 52 weeks of base pay. For this purpose, a participant's "service” is his or her total aggregate years and months of service (whether or not continuous), rounded up to the next highest whole year.

For purposes of the Plan, “base pay” for eligible salaried employees (exempt and non-exempt), is determined by dividing the participant’s annual base salary by 52 weeks. It will also include any lump sum payments made to the participant in lieu of a percentage merit salary increase during the 12-month period immediately preceding the termination of employment. Base pay does not include special pay such as severance pay, discretionary and non-discretionary bonus, income from vested equity awards, payments under an incentive pay plan, special allowances or any other forms of compensation a participant receives from the company. The company determines the items constituting a participant’s base pay.

(b)At the sole expense of the Company, a participant shall be entitled to the continuation of his or her medical, dental, and group life benefits in effect at the time of such participant's termination of employment without Cause or for Good Reason for a period equal to the two (2) weeks for each for each completed 12 months of service, with a minimum benefit continuation period of 13 weeks and a maximum benefit continuation period of 52 weeks.

(c)A participant shall be reimbursed for any legal fees or expenses incurred by the participant during his lifetime to enforce the payment of Plan benefits within ten (10) business days of providing copies of applicable invoices to the Company.

(d)A participant shall be entitled to interest on the amount of any payments due under the Plan (but not timely paid) in an amount equivalent to the prime rate of interest (quoted by Citibank,
N.A. as its prime commercial lending rate) on the latest date practicable prior to the date such payments should have been made, to and including the date it is made; provided, however, that such payment, including the applicable interest, shall be made no later than March 15 of the calendar year following the calendar year in which the participant terminated employment.

(e)Within ten (10) business days of the participant's termination of employment following a Change in Control, the Company shall provide, at no cost to the participant, individual outside assistance in finding other employment. Such obligation may be fulfilled by the Company through the retention of an outplacement service for use by individual participants for a period following such participant's termination from employment identified in the following table:

Base Salary Grade	Number of Calendar Months
22, 23, 24 and UNG	12
Exempt employees 21 and below	6
Non-exempt employees	1

(f)Participants shall be entitled to receive any pension, disability, workers' compensation, other Company benefit plan distribution, payment for vacation accrued but not taken, statutory employment termination benefit, or any other compensation plan payment otherwise independently due; however, in no event shall a participant who receives benefit under this Plan be entitled to additional severance payment pursuant to any other existing severance policy or plan of the Company.

SECTION 6. ACCEPTANCE OF BENEFITS

If a participant receives and accepts all of the benefits provided under Section 5 of the Plan, he or she shall be deemed thereby to have waived any right or cause of action against the Company and its directors, officers, or employees arising from the termination of the participant's employment.

SECTION 7. CLAIMS PROCEDURE

(a)Following a Change in Control and a participant's termination of employment, the benefits described in Section 5 of the Plan shall be paid as described therein without any required action on the part of such participant.

(b)If any participant believes that he or she is entitled to benefits provided under the Plan and has not received such benefits within the time prescribed by the Plan, such participant may submit a written claim for payment of such benefits to the Company. If such claim for benefits is wholly or partially denied, the Company shall, within thirty (30) business days after receipt of the claim, notify the participant of the denial of the claim. Such notice of denial (i) shall be in writing,

(ii)	shall be written in a manner calculated to be understood by the participant, and (iii) shall contain
(A)    the specific reason or reasons for denial of the claim, (B) a specific reference to the pertinent Plan provisions upon which the denial is based, (C) a description of any additional material or information necessary to perfect the claim, along with an explanation of why such material or information is necessary, and (D) an explanation of the claim review procedure, in accordance with the provisions of this Section 7. It will also provide that the participant may file a civil action under Section 502 of the Employee Retirement Income Security Act of 1974 (ERISA - §29 U.S.C. 1132). The participant may complete the plan's appeal procedure before filing a civil action in court or the participant may proceed directly with filing a civil action in a court of competent jurisdiction.

(c)Within sixty (60) business days after the receipt by the participant of a written notice of denial of the claim, or such later time as shall be deemed reasonable taking into account the nature of the benefit subject to the claim and any other attendant circumstances, the participant may file a written request with the Company that it conduct a full and fair review of the denial of the claim for benefits. As a part of such full and fair review, the participant (or such participant's duly authorized representative) may review and photocopy pertinent documents (including but not limited to the participant's personal history file) and submit issues and comments to the Company in writing. The participant may also submit materials supporting his or her appeal that will be considered by the Company, even if they were not part of the initial claim review. The Company shall make its determination in accordance with the documents governing the Plan insofar as such documents are consistent with the provisions of the Employee Retirement Income Security Act of 1974 (herein “ERISA”).

The Company shall promptly deliver to the participant its written decision on the claim (in no event later than thirty (30) business days after the receipt of the aforesaid request for review, except that if there are special circumstances (such as a conference with the participant or his or her representative) which require an extension of time, the aforesaid thirty (30) business day period shall be extended to a reasonable period of time not to exceed sixty (60) business days). Such decision shall (i) be written in a manner calculated to be understood by the participant, (ii) include the specific reason or reasons for the decision, (iii) contain a specific reference to the pertinent Plan provisions upon which the decision is based, (iv) a statement that the participant may receive free of charge reasonable access to or copies of documents, records and other information relevant to the claim, and (v) a statement that the participant may file a civil action under Section 502 of ERISA (ERISA - §29 U.S.C. 1132). If the decision on review is not furnished within the time prescribed by this Section 7(c), the claim shall be deemed granted on review.

SECTION 8. AMENDMENTS AND TERMINATIONS

Ashland's Board of Directors shall have plenary authority to terminate, modify, or amend this Plan in such respects as it shall deem advisable at any time prior to a Change in Control.

SECTION 9. SUCCESSORS BINDING AGREEMENT

(a)The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, by agreement in form and substance satisfactory to eligible participants, expressly to assume and agree to provide benefits pursuant to this Plan in the same manner and to the same extent that the Company would be required to perform its obligations under the Plan if no such succession had taken place. Failure of the Company to obtain such agreement prior to the effectiveness of any such succession shall be a violation of this Plan and shall entitle eligible participants to compensation from the Company in the same amount and on the same terms as the participant would be entitled pursuant to Section 5, except that for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the date of the participant's termination of employment without Cause. As used in this Plan, “Company” shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which executes and delivers the agreement provided for in this Section 9 or which otherwise becomes bound by all the terms and provisions of this Plan by operation of law.

(b)This Plan shall inure to the benefit of and be enforceable by a participant's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees, and legatees. If a participant should die while any amounts would still be payable to him or her hereunder if he or she had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Plan to such participant's devisee, legatee, or other designee or, if there be no such designee, to his or her estate.

SECTION 10. WITHHOLDING TAXES

The Company is authorized to withhold any tax required to be withheld from the amounts payable to a participant pursuant to this Plan which are considered taxable compensation to the participant.

SECTION 11. GOVERNING LAW

The Plan shall be governed by the laws of the Commonwealth of Kentucky, to the extent not preempted by Federal law.

SECTION 12. SECTION 409A

(a)It is intended that the payments and benefits provided under Section 5 of this Plan shall be exempt from, or comply with, the requirements of Section 409A of the Internal Revenue Code (“Section 409A”). This Plan shall be construed, administered and governed in a manner that effects such intent, and the Company shall not take any action that would be inconsistent with such intent. Specifically, any taxable benefits or payments provided under this Plan are intended to be separate payments that qualify for the “short-term deferral” exception to Section 409A to the maximum extent possible, and to the extent they do not so qualify, are intended to qualify for the separation pay exceptions to Section 409A, to the maximum extent possible. To the extent that none of these exceptions (or any other available exception) applies, then notwithstanding anything contained herein to the contrary, and to the extent required to comply with Section 409A, if a participant is a
“specified employee,” as determined under the Company's policy for identifying specified employees on his or her date of termination, then all amounts due under this Plan that constitute a “deferral of compensation” within the meaning of Section 409A, that are provided as a result of a “separation from service” within the meaning of Section 409A, and that would otherwise be paid or provided during the first six months following the participant's separation from service, shall be accumulated through and paid or provided on the first business day that is more than six months after the date of the participant's separation from service (or, if the participant dies during such six- month period, within 30 calendar days after the participant's death).

(b)A termination of employment shall not be deemed to have occurred for purposes of any provision of this Plan providing for the payment of any amounts or benefits subject to Section 409A upon or following a termination of employment unless such termination is also a “separation from service” within the meaning of Section 409A and the participant is no longer providing services (at a level that would preclude the occurrence of a “separation from service” within the meaning of Section 409A) to the Company as an employee or consultant, and for purposes of any such provision of this Plan, references to a “termination,” “termination of employment” or like terms shall mean “separation from service” within the meaning of Section 409A.

(c)With regard to any provision herein that provides for reimbursement of costs and expenses or in-kind benefits, except as permitted by Section 409A: (i) the right to reimbursement or in-kind benefits shall not be subject to liquidation or exchange for another benefit; (ii) the amount of expenses eligible for reimbursement, or in-kind benefits, provided during any taxable year shall not affect the expenses eligible for reimbursement, or in-kind benefits to be provided, in any other taxable year; and (iii) such payments shall be made on or before the last day of the participant's taxable year following the taxable year in which the expense occurred, or such earlier date as required hereunder.